                                                                   EXHIBIT 10.36

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



                         LICENSE AND ALLIANCE AGREEMENT
                         ------------------------------

This LICENSE AND ALLIANCE AGREEMENT (the "Agreement") is made as of May 1, 1996 by and between CSC Consulting, Inc., a Massachusetts corporation with its principal place of business at University Office Park, 29 Sawyer Road, Waltham, Massachusetts 02154 ("CSC") and Peritus Software Services, Inc. a Massachusetts corporation with its principal place of business at 304 Concord Road, Billerica, Massachusetts 01821 ("Peritus").

                                   BACKGROUND

                  CSC and Peritus possess complementary skills and offerings, and they believe that together they can provide Year 2000 ("Y2000") solutions to their clients and customers through engaging in certain joint activities under the terms set out below with the objective of developing new business for each of the parties. In consideration of the foregoing recitals and the mutual covenants set forth herein, the parties agree as follows:

1.       SCOPE
--------------

1.1 This Agreement sets forth the general terms of the relationship between the parties. Specific activities of the parties under the terms of this Agreement will be set forth in Schedules to this Agreement. Each Schedule executed by the parties shall be incorporated in and made a part of this Agreement. In the event of an inconsistency between the terms of a Schedule and the terms of this Agreement, the terms of the Schedule shall take precedence to the extent of the inconsistency.

1.2 Except as otherwise expressly provided herein or in a Schedule, CSC and Peritus agree that this Agreement is non-exclusive, and neither party shall be prevented hereby from entering into similar arrangements with other parties.

2.       CERTAIN DEFINITIONS
----------------------------

2.1 Automate:2000. The Peritus services utilizing Peritus processes, methodologies, and technology for renovating computer software code to provide Y2000 compatibility.

2.2 AutoEnhancer/2000. A Peritus Y2000 conversion product, based on the Peritus Code Analyzer, which can be used to identify, correct and verify date-field processing in mainframe computer application systems including program source code, production Job Control Language ("JCL") files and data files.

2.3 Licensed Software. All software, together with related documentation, comprising Automate:2000 and Auto/Enhancer 2000, which is licensed to CSC herein.

3.       OVERVIEW OF RELATIONSHIP
---------------------------------

3.1 The parties will co-operate with each other in order to identify, develop and exploit new business opportunities for each party, as more specifically provided in a Schedule.

3.2 Each party will provide the other with information and support as may be requested and mutually agreed in a Schedule, in order to enable the parties to pursue mutually beneficial business opportunities, joint bids or other initiatives specified in Schedules.

3.3 Each party will promote the services, products and offerings of the other in accordance with the Schedules.

3.4 Each party will facilitate contacts and the dissemination of information between the parties by providing the other with opportunities to present and demonstrate its offerings at the appropriate sales and marketing, technical and other such meetings and conferences as may be mutually agreed.

4.       CONFIDENTIALITY
------------------------

4.1 It is anticipated that each of the parties will disclose to the other proprietary and confidential information which is identified as proprietary and confidential at the time of disclosure or which can reasonably be regarded as confidential ("Information"). Information shall include software programs, technical data, customer information and business information of the parties.

4.2 Each party shall be a "Disclosing Party" with respect to Information which that party discloses to the other and shall be a "Receiving Party" with respect to Information which that party receives from the other. A Disclosing Party shall not identify as Information any information which the Disclosing Party does not, in good faith, consider to be proprietary and/or confidential.

4.3 The Receiving Party shall employ diligent efforts to maintain the secrecy and confidentiality of all Information. Such diligent efforts shall be at least equivalent to that degree of care which Receiving Party normally exercises with regard to its own property that it maintains secret and confidential, but in any event no less than a reasonable degree of care.

4.4 The Information may be disclosed only for purposes of the joint activity with Disclosing Party and only to the Receiving Party's employees with a need to know, provided that each such employee has previously been advised of the confidentiality obligations of this Agreement.

4.5 The disclosure of Information shall not be construed to grant to the Receiving Party any ownership or other proprietary interest in the Information. The Receiving Party agrees that it does not acquire any title, ownership, or other intellectual property right or license by virtue of such disclosure.

4.6 A Receiving Party has no obligation with respect to any Information disclosed hereunder which: (a) was in Receiving Party's possession before receipt from Disclosing Party other than through prior disclosure by Disclosing Party; or (b) is or becomes a matter of general public knowledge through no breach of this Agreement; or (c) is rightfully received by Receiving Party from a third party without an obligation of confidentiality; or (d) is independently developed by Receiving Party; or (e) is disclosed under operation of law, governmental regulation, or court order, provided Receiving Party first gives Disclosing Party notice and a reasonable opportunity to secure confidential protection of such Information.

4.7 Upon termination of this Agreement, the Receiving Party shall (a) immediately cease using the Information, (b) promptly return to the Disclosing Party all tangible embodiments of the Information, and (c) promptly certify in writing Receiving Party's compliance with this paragraph. The confidentiality obligations of a Receiving Party under this Agreement shall survive any cancellation, expiration or termination hereof.

4.8      In the event that a Receiving Party breaches the provisions of this
Article 4, the damage to the Disclosing Party will be irreparable. Therefore, in the event of a breach or threat of breach, Disclosing Party shall be entitled to equitable relief to restrain such breach or threat of breach, in addition to any other relief available at law or in equity.

5.       INTELLECTUAL PROPERTY RIGHTS
-------------------------------------

5.1 Except as expressly provided herein or in a Schedule, nothing in this Agreement shall be construed to grant to either party any ownership or other interest in the intellectual property of the other.

5.2 (a) Subject to the terms of this Agreement and the attached Schedules, Peritus hereby grants and CSC hereby accepts a non-exclusive license to use the Licensed Software in connection with providing Year 2000 services during the term of this Agreement. Payment for such license shall be made in accordance with the terms set forth in the Schedules.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Astericks denote such omissions.


         (b) Subject to the terms of this Agreement and the attached Schedules, Peritus hereby grants to CSC a non-exclusive license to use Peritus trademarks and service marks in accordance with good trademark and service mark practices. CSC shall comply with any reasonable practices promulgated by Peritus concerning the use of such marks. In the event that Peritus reasonably determines that CSC is using such marks in violation of the aforementioned practices, Peritus shall have the right to terminate the license to use such marks upon thirty days written notice, if the violation is not cured within the thirty-day notice period.

5.3 Peritus shall, at its own expense, deposit and maintain a copy of the source code and documentation for the Licensed Software ("Deposit Materials") in escrow with Data Securities International, Inc., as Escrow Agent, pursuant to a Source Code Escrow Agreement in the form of Exhibit A attached hereto. For purposes of the Source Code Escrow Agreement, this Agreement shall be considered a License Agreement. In the event of an inconsistency between the Source Code Escrow Agreement and this Agreement, the terms of this Agreement shall prevail to the extent of the inconsistency.

5.4 Peritus shall maintain in escrow the latest version of the Licensed Software and documentation.

5.5 CSC's use of the Deposit Materials shall be subject to the terms and conditions of this Agreement.

6.       PUBLICITY
------------------

Neither party shall issue a press release or make any public announcement of the terms of this Agreement or the activities hereunder without the prior written consent of the other party.

7.       TERM AND TERMINATION
-----------------------------

7.1 This Agreement shall become effective upon execution from the date first set forth above and shall continue in full force and effect for a period of one (1) year unless extended pursuant to the terms hereof.

7.2 If during the first year of this Agreement, CSC shall have paid Peritus license fees in the amount of at least ************************* Dollars, then this Agreement will renew automatically for an additional one (1) year term commencing upon the expiration of the

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



initial term. If, during the second and subsequent years of this Agreement, CSC shall have paid Peritus license fees in the amount of at least ********************* Dollars per year, then in each such year this Agreement will renew automatically for an additional one (1) year term commencing upon the expiration of the previous term. CSC may cancel automatic renewal and thereby terminate this Agreement by giving written notice thereof to Peritus no later than forty-five (45) days prior to the end of the current term.

7.3 CSC may terminate this Agreement at any time upon three (3) months written notice to Peritus, for any reason or for no reason.

7.4 Either party may terminate this Agreement for breach upon thirty (30) days written notice in the event that the other party fails to cure the breach within said thirty (30) days. A failure of CSC to make timely payment of any amounts owed to Peritus hereunder shall constitute a material breach.

7.5 Either party may, by giving written notice thereof to the other party, terminate this Agreement as of a date specified in such notice in the event that the other party (a) terminates or suspends its business; (b) becomes a debtor in a bankruptcy or insolvency proceeding under federal or state statute; (c) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority; or (d) is acquired by a competitor of, or acquires a controlling interest in a competitor of, the party giving notice. In the event of any such termination, the license granted to CSC hereunder shall remain in effect as to work under proposals accepted and projects begun during the term hereof, until the completion of all such work.

7.6 The parties may, in an attached Schedule, agree upon liquidated damages to be paid by either of them in the event of termination of this Agreement for breach.

8.       WARRANTY; INDEMNITY; LIMITATION OF LIABILITY
-----------------------------------------------------

8.1 Each party warrants that materials furnished by such party hereunder will not infringe any United States intellectual property rights, including but not limited to patents, copyrights and trademarks, of any third party. The furnishing party shall indemnify and defend the other party from and against any claim that materials furnished hereunder infringe any such intellectual property right, shall take all reasonable action for settlement or compromise of the claim or any action based thereon, and shall pay any and all settlements reached or costs and damages awarded, including reasonable attorney's fees.

8.2 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3 Neither party shall be liable hereunder for special, indirect, consequential or incidental losses or damages of any kind or nature whatsoever, including but not limited to lost profits, lost savings, or other costs, charges, penalties, or liquidated damages, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage, or if such loss or damage could have been reasonably foreseen. A party's liability shall not be so limited with respect to injuries to persons or damage to tangible property arising out of the negligence or wilful misconduct of such party or its employees.

9.       ASSIGNMENT
-------------------

Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld. Any assignment in violation of this provision is void.

10.      EMPLOYEE SOLICITATION
------------------------------

Each party agrees that, during the term of this Agreement and for a period of one hundred eighty (180) days thereafter, each party will not hire any employee of the other party who has been directly involved in the performance of this Agreement, without the express written consent of the other party. Additionally, each party agrees not to contract for the services of any individual who has been directly involved in the performance of this Agreement as an employee of the other party, during the term of this Agreement and for a period of one hundred eighty (180) days thereafter.

11.      INDEPENDENT CONTRACTORS; COSTS
---------------------------------------

The parties shall at all times be independent parties. Neither party is an employee, joint venturer, agent, or partner of the other; neither party is authorized to assume or create any obligations or liabilities, express or implied, on behalf of or in the name of the other. The employees, methods, facilities and equipment of each party shall at all times be under the exclusive direction and control of that party. Except as otherwise expressly agreed in a Schedule, each of the parties shall bear its own costs and expenses incurred in connection with its performance hereunder.

12.      DISPUTE RESOLUTION
---------------------------

The parties shall attempt, in good faith, to resolve any controversy, claim, or dispute arising out of this Agreement through negotiations. Any dispute shall be referred promptly to the level of management of each party authorized to resolve the dispute.

13.      FORCE MAJEURE
----------------------

Neither party shall be considered in default in the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, explosion, strike, war, insurrection, embargo, government requirement, civil or military authority, act of God, or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of any such event, occurrence or condition.

14.      SEVERABILITY
---------------------

If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall continue in full force and effect.

15.      RESERVATION OF RIGHTS
------------------------------

A delay or failure in enforcing any right or remedy afforded hereunder or by law shall not prejudice or operate to waive that right or remedy or any other right or remedy, including any remedy for a failure breach of this Agreement, whether of a like or different character.

16.      ENTIRE AGREEMENT
-------------------------

This Agreement, together with every Schedule executed by the parties, constitutes the entire agreement of the parties, superseding any and all previous agreements and understandings whether oral or written. No modification or waiver of the provisions of this Agreement shall be valid or binding on either party unless in writing and signed by both parties.

17.      HEADINGS
-----------------

The headings used in this Agreement are intended for convenience only. They are not a part of the written understanding between the parties. They shall not affect the construction and interpretation of this Agreement.

18.      NOTICES
----------------

Every notice and demand required or permitted under the terms of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by other means of delivery requiring a signed receipt, to the other party's address first set forth above. All notices shall be effective upon receipt. A party may change its address by giving written notice to the other party in accordance with this Article. All notices shall be sent to the following:


 TO CSC                                        TO PERITUS
 ------                                        ----------
 Tom McAndrew                                  Allen K. Deary
 Managing Director                             Vice President
 CSC Consulting, Inc.                          Peritus Software Services, Inc.
 29 Sawyer Road                                304 Concord Road
 Waltham, MA 02154                             Billerica, MA 01821



19.      GOVERNING LAW
----------------------

This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, excluding its conflicts of laws principles.

           (The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF the parties have caused this License and Alliance Agreement to be executed in counterparts by their authorized representatives as of the date first set forth above.


PERITUS SOFTWARE SERVICES,                      CSC CONSULTING, INC.
INC.

  /s/ Allen K. Deary                              /s/ Tom McAndrew
---------------------------------------         --------------------------------
AUTHORIZED SIGNATURE                            AUTHORIZED SIGNATURE

  Allen K. Deary                                  Tom McAndrew
---------------------------------------         --------------------------------
NAME                                            NAME

  Vice President                                  Managing Director
---------------------------------------         --------------------------------
TITLE                                           TITLE


---------------------------------------         --------------------------------
DATE                                            DATE

                                 SCHEDULE NO. 1
                                 --------------

This Schedule is incorporated in and made a part of the License and Alliance Agreement of CSC and Peritus dated May 1, 1996 (the "Agreement"). All defined terms used herein shall have the same meanings set forth in the Agreement.

1.       Additional Definitions
-------------------------------

1.1 Front End. Software that makes a modification of a target computer language dialect and embedded calls to other packages so that the language may be converted into Peritus Intermediate Language and subsequently processed through the Peritus technologies.

1.2 Mass Change Factory. The Automate:2000 renovation facility including the hardware, software, methodology, and process used in Y2000 conversions.

1.3 Competency Center. A virtual facility from which an entire Y2000 renovation can be completed. A Competency Center shall be staffed with individuals competent in the following areas: sales, marketing, global assessment, identification, correction and verification, testing, and project management.

1.4 Pilot Renovation. A conversion of a subset of a client's code (approximately 20,000 to 200,000 lines of software code) to demonstrate the effectiveness of the Licensed Software.

1.5 Technical Support. Level 1, 2, or 3 response to user inquiries regarding the use of Peritus' Automate:2000, AutoEnhancer/2000 and Mass Change Factory technologies and processes, as specified in Attachment A, which is incorporated herein and made a part hereof.

2.       Activities
-------------------

2.1 Peritus and CSC will establish a unique and specific technical direction and strategy for Y2000 solutions. Peritus will share with CSC its current road map for Front End development to ensure that required Front Ends are prioritized to meet CSC's market needs.

2.2      [Deleted.]

2.3 CSC will develop its Y2000 services to be based upon the Peritus Automate:2000 technology.

2.4 Peritus and CSC may jointly develop new products and technologies for Y2000 solutions for their exclusive use under the terms hereof. A development road map and subsequent Schedules will be developed and made a part of this Agreement within forty-five (45) days of the effective date hereof. Peritus and CSC will meet at least once in each calendar quarter to update and to agree upon the development road map, including priorities. Where there is not an agreement on the timing or prioritization of the road map, Peritus and CSC may, separately or in conjunction with other entities, develop the initiative(s) in question. Technologies developed jointly by Peritus and CSC, pursuant to Statements of Work following the road map, will be available exclusively to Peritus and CSC for a period of twelve (12) months from general release of specific functionality unless otherwise provided in the applicable Statement of Work. CSC shall have the right to use any enhancement of the Peritus technologies developed by a third party, whenever Peritus has the right to re-license or to sublicense such enhancement.

2.5 The current Peritus development road map includes Front Ends for PL/1, Assembler, RPG, and C. Upon the completion by Peritus of white papers and development strategies for these Front Ends, Peritus will review Front End strategies with CSC and, at its discretion, may jointly develop and license these Front Ends with CSC.

2.6 After twelve (12) months from the effective date hereof, both Peritus and CSC may elect to re-license technologies in which Peritus and CSC have exclusive rights under Section 2.4 above, pursuant to separate license agreements.

2.7 If a Peritus licensee approaches Peritus with a specific technology need for Year 2000 outside of the current Peritus-CSC road map, then Peritus shall have the right to develop new technologies outside of this Agreement. In these cases, the technologies developed by Peritus shall be made available to CSC no later than twelve (12) months after development.

2.8 It is the intention of the parties that Peritus and CSC will jointly seek to exploit new technology opportunities not expressly mentioned herein. Whenever Peritus is seeking to form a strategic relationship for the development of new technologies during the term of this Agreement, CSC shall have a right of first refusal to participate in the relationship. CSC may accept participation in the relationship by providing written notice within thirty days after receipt of written notice from Peritus proposing the relationship. Cost and revenue sharing in connection with such relationship will be based upon each company's contribution to the development project and will be subject to a separate agreement of the parties.

2.9 CSC will be the exclusive provider of Year 2000 renovation services to Peritus, provided that CSC has sufficient resources to meet demand. CSC must provide sufficient resources to initiate renovations within sixty (60) days of execution of a service contract and to complete renovation services in a timely manner.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



2.10 Peritus and CSC will review the current Peritus strategy for use of India-based resources in the delivery of Year 2000 services. India-based services may be incorporated into a future capacity-and-delivery strategy, by mutual agreement of the parties.

3.       Responsibilities of Peritus
------------------------------------

3.1 Technologies to be furnished by Peritus hereunder include all current and future versions of the AutoEnhancer/2000, collateral materials and associated user documentation.

3.2 Peritus shall provide such training in sales, marketing, and technical support as is available as of the effective date of this Agreement and thereafter. Peritus shall provide technical training at its facilities in Billerica, Massachusetts, or at an agreed CSC facility, for up to *********** CSC marketing and sales resources and up to *********** CSC engineers, programmers, and analysts, in the understanding and use of Peritus technologies. The training will include the following, in accordance with Attachment B, which is incorporated herein and made a part hereof:

         (a) Core Technology: Peritus will train CSC in all aspects of Automate:2000 and AutoEnhancer/2000 including underlying theory and execution logic, and identification, correction and verification of source code. Peritus will train CSC in techniques associated with creating and modifying "CLPS" Rules for identification and correction of source code. Included are the use of pilots and quick pass analyses as proof of concept strategies. Up to *********** for CSC technical resources will be provided. Peritus will develop the materials for these classes with input and agreement from CSC. CSC will ensure that train-the-trainer resources will be included in these classes allowing them to deliver independently in the future. The training contemplated by this paragraph will be completed on or before December 31, 1996.

         (b) Mass Change Factory: Process and automation steps inside factory. User interface process and technology. Use of UNIX-based factory tools and third party tools.

         (c) Sales and Marketing Product Training: Product features and specifications as well as their associated benefits and differentiation in the Y2000 marketplace. Up to *********** for CSC marketing and sales resources. Peritus will develop the materials for this class with input and agreement from CSC. CSC will ensure that train-the-trainer resources will be included in these classes allowing CSC to deliver these classes independently in the future.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.




3.3 The training outlined in Section 3.2 above and in Attachment B shall be available at Peritus locations or on-site at current or future CSC facilities.

3.4 Peritus will have primary responsibility for the first wave of technical and training support of CSC personnel. By following a Train-the-Trainer process, the parties will prepare CSC for, and CSC will assume primary responsibility for, technical and training support of its personnel. CSC will develop and support Competency Centers to train its personnel. Peritus will remain available as needed for ongoing technical and training support of the CSC trainers in accordance with Attachment B.

3.5 Peritus will provide up to *********** engineers, programmers, and analysts as dedicated resources in support of the above activities as long as CSC is maintaining the minimum revenue volumes identified herein. These resources shall be available to participate in trade shows, executive conferences, and other marketing events on dates and locations mutually agreed to by both parties. In addition, these resources shall be available for customer demonstrations and presentations, pilots, Front End development, training, renovation support, factory development and support. The resources shall be available remotely for reasonable periods of time, as required by CSC, to allow for on-site support of CSC clients.

3.6 Peritus shall participate in a benchmarking pilot, in which the parties shall attempt to renovate up to two hundred thousand (200,000) lines of software code, to establish a business case for an automated tool over a manual process.

4.       Responsibilities of CSC
--------------------------------

4.1 CSC shall use its best efforts to integrate the Peritus technologies and processes into a complete offering of Y2000 services. In addition to Peritus technologies and services, CSC's Y2000 services will include global assessment, testing, and project management services. CSC will recommend and use the Peritus technologies exclusively in its Y2000 services offering, except in the event that a client expressly requests otherwise. CSC may, at any time, include non-competitive products of a third party in its Y2000 services offering.

4.2 CSC shall provide adequate resources, as required in Attachment B, to be trained and certified in the Peritus technologies and in the processes for identification, correction and verification of code renovated for Y2000. In addition, CSC shall provide adequate

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



facilities, equipment and software to equip a Mass Change Factory appropriate to CSC's business requirements. CSC shall use its best efforts to meet Peritus demand for Y2000 services, in accordance with Peritus's monthly estimates of its annual volumes.

4.3 CSC will assign personnel certified by Peritus training procedures for the delivery of all Automate:2000 services.

4.4 CSC will provide project and account management resources and will be responsible for all client contact in connection with Automate:2000 services.

4.5 CSC hereby designates Tom McAndrew, of CSC Consulting & Systems Integration, as CSC's primary contact with Peritus for all Y2000 services to be furnished by CSC. All divisions of CSC which provide services hereunder shall comply with the terms of this Agreement. Peritus may directly contact individuals within CSC other than Tom McAndrew, but only with his knowledge and assent.

5.       Payment
----------------

5.1 The Pricing Schedule attached hereto as Attachment C is incorporated in and made a part of this Agreement.

5.2 In the event **************************************************************
************************************************, Peritus shall immediately so notify CSC in writing and ******************************************** pursuant to terms, conditions and restrictions substantially identical
*********************************.

5.3 CSC will provide Peritus a monthly reconciliation and payment for lines of software code ("LOC") completed and processed hereunder. Payment shall be due when the code has finished the correction and verification phases of the Peritus technologies and is available to the end user for Systems Testing in the mainframe environment. Peritus shall have the right, at its cost, at reasonable times and upon reasonable notice, to review CSC's records pertaining to LOC completed and processed and payments therefor to Peritus, to ensure CSC's compliance with reporting and payment provisions.

5.4 The parties shall measure LOC by counting each line processed through the Peritus technologies. The lines are considered completed when they pass from the Peritus technologies into integration testing. Commented lines are not included. JCL and copybooks are counted only one time. CSC shall be entitled to a refund of all payments made for completed LOC that fail to perform, as a result of a deficiency in the Licensed Software, in integration testing or otherwise during the warranty period.

5.5 For Pilot Renovations, the parties may agree upon pricing which varies from the formula herein. The agreed pricing shall accommodate the inability otherwise to make the Pilot Renovation cost-effective due to the small amount of code renovated and the need for intensive interaction with the end user in such an effort. Peritus will work with CSC to aggressively price specific opportunities of strategic importance to CSC, so as to ensure the best opportunity for business success.

5.6 Each of Peritus and CSC will introduce the other in Y2000 renovation opportunities. In any instance where either party introduces the other to a client opportunity (as demonstrable by correspondence of the parties confirming the introduction), and the client engages the party introduced, but not the party making the introduction, then the party making the introduction shall be compensated according to Attachment C.


6.       Warranty
-----------------

Peritus warrants that converted and completed LOC shall not fail to perform as a result of any deficiency in the Licensed Software, for a period of ninety (90) days after each conversion has entered into production. If CSC is required by a client to correct any converted and completed lines of code before a Peritus correction is available, Peritus will refund all license fees paid by CSC for conversion of the affected code. Defects caused by Licensed Software will be classified and resolved in an order of priority based on criticality. If Peritus is unable to resolve a defect in the Licensed Software, it will refund to CSC the fees paid for the renovation of the LOC that fail to perform as a result of the defect.

7.       Limitation of Liability and Damages
--------------------------------------------

The liability of either party to the other or to any third party for damages due to defects in Licensed Software shall be limited to amounts paid to such party for the renovation of the LOC that fail to perform due to such defects.

8.       Intellectual Property
------------------------------

8.1 Peritus retains the exclusive right to make modifications to the back-end engine in the Licensed Software. Any and all Front End enhancements made by Peritus will be the property of Peritus, and CSC shall have a non-exclusive license to use such Front End enhancements in connection with its Y2000 services.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



8.2 Any and all Front End enhancements made by CSC will be the property of CSC, and Peritus shall have a non-exclusive license to use, but not to re-license or sublicense, such Front End enhancements in connection with Y2000 renovations. CSC will use such enhancements in conjunction with Peritus Y2000 technologies only for Y2000 renovation services.

8.3 Each tool developed by either party hereunder and used for connecting Licensed Software to other products used by CSC in providing Y2000 services will be owned by the developing party, and the other party shall have a non-exclusive license to use, but not to re-license or sublicense, each such tool in connection with Y2000 renovations, without a separate agreement.

9.      Use of Name
-------------------

CSC will knowledge the use of Peritus technologies and will refer to Automate:2000 and AutoEnhancer/2000 as Peritus Technologies or Peritus services in its presentations, demonstrations, and marketing and sales literature concerning Y2000 services.


ACKNOWLEDGED AND ACCEPTED BY


PERITUS SOFTWARE SERVICES,                      CSC CONSULTING, INC.
INC.

/s/ Allen K. Deary                              /s/ Tom McAndrew
--------------------------------                -------------------------------
Authorized Signature & Date                     Authorized Signature & Date

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



                                  ATTACHMENT A
                                TO SCHEDULE NO. 1

                            Product Technical Support

Standard Product Technical Support:
----------------------------------

Standard Product Technical Support will be provided by Peritus to Licensee for the term of the contract as follows:

Hours of Support:                           8:00 am. to 5:00 p.m. Eastern Time
----------------

In the event that there is a defect in, CSC needs technical advice concerning the installation or the operation of, or CSC desires a modification to, the Licensed Software, CSC may seek Product Technical Support from Peritus. Peritus will categorize and prioritize the request for support according to nature of the request, as determined by the "Definition" of the request in the Request Table below.

Peritus will then assign, within the "Response Time" associated with the priority of the request, a technically qualified person to address the concern. Peritus does not guarantee that a problem or concern that is the subject matter of a request can be resolved. However, Peritus will make reasonable efforts to resolve all defects and address CSC's concerns arising from the request.

Notwithstanding the foregoing, Peritus, in its sole discretion, may decide whether to seek to attempt to resolve or address a request for an enhancement (i.e., a Priority 4 Request).


                                 Request Table
                                 -------------

          Priority            Definition                             Response Time
          --------            ----------                             -------------
              1               **********************                 ***********
              2               **********************                 ***********
              3               **********************                 ***********
              4               **********************                 ***********

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



Peritus will provide update releases to the Licensed Software which may include some or all of the following: i) defect (bug) fixes, ii) new or modified functionality, or iii) new Peritus Front Ends. Peritus will also provide release notes documenting changes.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



                                  ATTACHMENT B
                                TO SCHEDULE NO. 1

                                    Training

Core Training:

*********** class for up to*********** CSC employees. This class will be offered up to ******* *** times. Maximum of *********** student days.

Factory Training:

*********** class for up to *********** CSC employees. This class will be offered up to *********** times. Maximum of *********** student days.

Marketing/Product Training:

*********** class for up to *********** CSC employees. This class will be offered up to *** ***times. Maximum of *********** student days.

Other Training:

Additional training will be available as mutually agreed or as developed and defined by Peritus (i.e., factory manager HW, SW LAN, configuration, etc.). These classes will be offered at a *********** discount from Peritus commercial prices then in effect.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



                                  ATTACHMENT C
                                TO SCHEDULE NO. 1

                               Pricing and Volumes


Cost Per Line of Code                                      LOC

                                                           Open Market
                                                           -----------
***********                                                ***********
***********                                                ***********
***********                                                ***********
***********                                                ***********

* Million Lines of Code

This pricing is for CSC in aggregate per year across all divisions so long as CSI is recognized as the point. These prices are targets for 1996 and subject to the following: Productivity measurements - expected is ********************** through the factory.

If actual productivity is lower, then the impact on Peritus pricing will be reviewed.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



Pilots    Peritus flat fee per pilot of up to *********************************
------    ***********



Pricing for Peritus use of CSC Factory

Cost Per Line of Code


                                                           Peritus Use
                                                           Excluding License fee
***********                                                ***********
***********                                                ***********
***********                                                ***********
***********                                                ***********

Referral Fee       ***********                        **********************
                                                      ***********

                   ***********                        **********************
                                                      ***********

                                   EXHIBIT A

                         SOURCE CODE ESCROW AGREEMENT


     This Agreement (the "Agreement") is made as of November 15, 1996 among Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 304 Concord Road, Billerica, MA 01821-3485 ("Peritus" or "Licensor") and Data Securities International, Inc. ("Escrow Agent"), with the respective addresses set forth in Exhibit A attached hereto,
                                                    ---------
and Licensor's customers who become parties to this Agreement pursuant to
Section 16 below ("Licensees").

     1. Background. Licensor has licensed or will license the Licensed Program
        ----------
(as defined below) to each Licensee pursuant to a written software license agreement (a "License Agreement"). Licensor has agreed to place in escrow the Source Code (as defined below) for the Licensed Program, to be released to Licensees upon the occurrence of certain events as hereinafter described.

     2. Certain Definitions. As used in this Agreement, the following terms
        -------------------
shall have the following respective meanings:

        (a) Licensed Program. The computer program(s), consisting of a series of
            ----------------
instructions or statements in machine readable, object code form only, licensed to Licensees by Licensor pursuant to License Agreements.

        (b) Source Code. The version of the source code used by Licensor to
            -----------
generate the Licensed Program, contained on one or more magnetic tapes or other media, together with a print-out of the source code listing.

        (c) Documentation. Explanatory information, whether in machine-readable
            -------------
form or otherwise, which would assist a software engineer in understanding the structure, purpose and operation of the Source Code.

        (d) Information.  The Source Code and the Documentation, collectively.
            -----------

        (e) Update Event. The delivery to a Licensee of any new release of the
            ------------
Licensed Program to which the Licensee is entitled pursuant to the applicable License Agreement.

        (f) Update Information. All information including without limitation
            ------------------
additional and/or replacement Source Code and Documentation, necessary to bring the Information in escrow prior to an Update Event into compliance with the definition of Information contained in Section 2(d) after the occurrence of such Update Event. The term "Information" shall be deemed to include any such Update Information for the purposes of this Agreement

        (g) License Agreement. A License Agreement refers to the applicable
            -----------------
agreement between a particular Licensee and the Licensor under which the Licensee receives a license from Licensor in regard to the Licensed Program. In order for an agreement to be considered a License Agreement for the purposes of this Agreement, Peritus and Licensee must agree in writing that a particular agreement is to be considered a License Agreement.

     3. Appointment of Escrow Agent.  Escrow Agent is hereby appointed and
        ---------------------------
accepts appointment to act as escrow agent hereunder.

     4. Fees of Escrow Agent.
        --------------------

        (a) All fees of Escrow Agent in connection with its duties hereunder shall be paid by and shared equally by all parties who are Licensees at the time such fees become due or, if there are no Licensees at any such time; by Licensor.

        (b) Escrow Agent's fees for the initial year of service are due in full within sixty (60) days after the execution of this Agreement. Annual renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. Late payments are subject to interest at the rate of one and one-half percent per month (18% per annum) from the due date.

        (c) Escrow Agent's fees will be as specified in its standard fee schedule as modified from time to time. Escrow Agent shall notify Licensor and each Licensee at least ninety (90) days prior to any increase in its fees. For any service not listed on its standard fee schedule, Escrow Agent shall provide a price quotation prior to rendering such service.

     5. DISCLAIMER OF WARRANTY AND LIABILITY. THE INFORMATION, IF RELEASED
        ------------------------------------
TO A LICENSEE HEREUNDER, IS BEING PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL. LICENSOR DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE INFORMATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE LIABLE FOR DIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT OR THE INFORMATION.

     6. Deposit of Information into Escrow. Within thirty (30) days after the
        ----------------------------------
execution of this Agreement by Licensor and Escrow Agent, Licensor shall deliver to

Escrow Agent one copy of the Information in one or more sealed packages (a "Deposit"), each of which shall bc separately labeled and accompanied by a separate written list of its contents in the form of Exhibit B attached hereto
                                                     ---------
(an "Exhibit B"). Thereafter, within thirty (30) days after the occurrence of
     ---------
any Update Event, Licensor shall deliver one copy of the Update information in a sealed package to Escrow Agent accompanied by an Exhibit B. Each Exhibit B shall
                                                 ---------       ---------
be signed by Licensor prior to submission to Escrow Agent. Upon the delivery of any Update Information to Escrow Agent; Licensor may instruct Escrow Agent to return to it any previously delivered Information (other than the most recent and one previous versions of the Information) which is no longer necessary to satisfy Licensor's obligations wider this Agreement.

     7. Acceptance and Storage of Information.
        -------------------------------------

        (a) Upon receipt of any Information hereunder, Escrow Agent shall visually match the accompanying Exhibit B to the labels on the Deposit. Escrow
                                ---------
Agent shall not be responsible for verifying the contents of the Deposit or validating the accuracy of Licensor's labeling of the Deposit. If Escrow Agent determines that there is a discrepancy between the Exhibit B and the labels on
                                                   ---------
the Deposit, Escrow Agent shall notify Licensor within five (5) days after receipt thereof, and Licensor shall promptly correct such discrepancy. Acceptance of the Information shall occur when Escrow Agent determines that the Exhibit B matches the labels on the Deposit. Upon acceptance, Escrow Agent shall
---------
sign the Exhibit B and mail copies thereof to Licensor and each Licensee.
         ---------

        (b) After acceptance, Escrow Agent shall store and maintain the Information in such an environment or facility as Escrow Agent determines, in its discretion, is suitable for the safekeeping of the Information. Escrow Agent shall not permit any person to have access to the Information other than in accordance with this Agreement, and shall maintain security measures, in accordance with reasonable professional standards, to prevent unauthorized access to the Information. Escrow Agent shall not release the Information except in accordance with the provisions of this Agreement.

     8. Inspection of Information. Each Licensee shall have the right at its
        -------------------------
sole expense from time to time during the term of this Agreement, upon reasonable notice to Escrow Agent and Licensor, to designate a representative to inspect, test and review the Information in the presence of a representative of Escrow Agent and a representative of Licensor, if Licensor so chooses, during normal business hours for the purpose of determining the completeness and adequacy of the Information. Such representative shall be an independent accounting or consulting firm, not employed or regularly retained by or affiliated with such Licensee, as may be reasonably acceptable to Licensor. As a condition to such inspection, such representative shall execute a confidentiality agreement in form and substance reasonably acceptable to Licensor.

     9.  Release and Delivery of Information.
         -----------------------------------

         (a) A Licensee may request in writing that Escrow Agent deliver the Information to such Licensee upon the occurrence of the following event (a "Triggering Event"):

     (i) If Licensor materially breaches its support and maintenance obligations for the Licensed Program under any written agreement between Licensor and such Licensee and such breach remains uncured for ninety (90) days after delivery of written notice thereof to Licensor.

    (ii) If a court of competent jurisdiction declares that Licensor is to be liquidated or a receiver or similar officer has been appointed to liquidate Peritus business or assets.

         (b) Upon receipt by Escrow Agent of notice from a Licensee of a Triggering Event, Escrow Agent shall promptly deliver a copy of such notice to Licensor. Escrow Agent shall, ten (10) days after delivery of such notice to Licensor, deliver the Information to such Licensee, unless within such ten (10) day period Licensor shall have delivered to Escrow Agent and such Licensee a written denial that such Triggering Event has occurred. If Escrow Agent receives such denial within such ten (10) day period, such Licensee's entitlement to receive the Information under this Agreement shall be resolved by arbitration pursuant to Section 15 of this Agreement, and Escrow Agent shall retain possession of the Information pending the final determination by the Arbitration Panel, which determination may be relied upon by Escrow Agent without further inquiry.

         10. Possession, Use and Protection of the Information.
             -------------------------------------------------

             (a) If the Information is released to a Licensee pursuant to this Agreement, Licensor hereby grants to such Licensee a non-exclusive, royalty-free, non-assignable license to possess and use the Information solely for the internal support and maintenance of the Licensed Program. Except as set forth in Section 10(b), such Licensee shall not disclose, market, license, sell, distribute, sublicense or in any other manner make the Information available to third parties. Such Licensee shall not under any circumstances copy. duplicate or otherwise reproduce any Information except as required for the internal support and maintenance of the Licensed Program.

             (b) Each License acknowledges and agrees that title to the Information shall remain with Licensor at all times and that the Information shall remain confidential and proprietary to Licensor. If the Information is released to a Licensee pursuant to this Agreement the Information shall be received and held by such Licensee in confidence until it falls into the public domain without breach of this Agreement by such Licensee. Such Licensee shall limit use of and access to the Information to such of its employees (or third parties reasonably acceptable to Licensor) as are directly involved in the internal support and maintenance of the Licensed Program and who are bound by written agreement to preserve the confidentiality thereof. Such Licensee shall promptly report to Licensor any actual or suspected violation of this Section 10 and shall take all reasonable further steps requested by Licensor to prevent or remedy any such violation.

             (c) If, following the release of the Information to a Licensee, Licensor subsequently establishes pursuant to Section 15 that the conditions which constituted a Triggering Event no longer exist, such Licensee shall immediately cease use of such Information and return such Information (and all copies thereof) to Escrow Agent together with an Exhibit B. Upon Escrow Agent's
                                                 ---------
acceptance of such Information in accordance with Section 7(a), such Information shall be held in escrow in accordance with this Agreement until another Triggering Event shall have occurred.

         11. Termination.
             -----------

             (a) This Agreement shall continue in effect with respect to a Licensee until the termination or expiration of the License Agreement between Licensor and such Licensee unless sooner terminated by the written agreement of Licensor and such Licensee or for non-payment of Escrow Agent's fees pursuant to
Section 11(b) below. The termination of this Agreement with respect to a Licensee shall not terminate this Agreement with respect to other Licensees, except as provided in Section 11(b) below.

             (b) This Agreement shall have an initial term of one year, commencing on the date set forth above in the first sentence of this Agreement (the "Effective Date"). This Agreement shall automatically bc renewed for additional one-year periods upon receipt by Escrow Agent of the specified renewal fees. The initial "Renewal Date" of this Agreement is one year from the Effective Date and in succeeding years is once year from the most recent Renewal Date. In the event that the renewal fees are not received within thirty (30) days prior to the Renewal Date, Escrow Agent shall notify Licensor and each Licensee that this Agreement will expire on the Renewal Date unless the renewal fees are paid. If Escrow Agent does not receive the renewal fees by the Renewal Date, this Agreement shall expire on the Renewal Date without further notice and without liability of Escrow Agent to the parties to this Agreement.

             (c) If this Agreement expires or is otherwise terminated with respect to a Licensee, all duties and obligations of Escrow Agent to such Licensee shall terminate, and if this Agreement expires or is otherwise terminated with respect to all Licensees, all duties and obligations of Escrow Agent to Licensor and all Licensees shall terminate. If Licensor requests the return of the Information upon expiration or termination of this Agreement with respect to all Licensees, Escrow Agent shall return the Information to Licensor only after Escrow Agent's outstanding invoices and deposit return fees have been paid. If such fee(s) are not received by Escrow Agent within thirty (30) days after expiration or termination of this Agreement with respect to all Licensees, Escrow Agent shall, at its option, destroy or return the Information to Licensor.

     12. Responsibilities an Liabilities of Escrow Agent. Escrow Agent shall
         -----------------------------------------------
not be liable under this Agreement with respect to the condition or contents of the Information or for any action taken or omitted in compliance with this Agreement in good faith and in the exercise of Escrow Agent's own good judgment or in reliance on advice of Escrow Agent's counsel or for any other cause unless a court of competent jurisdiction finds that Escrow Agent's conduct was
(i)willful misconduct, (ii)fraudulent, (iii)grossly negligent, (iv)in bad faith or (v)in disregard of or contrary to the terms of this Agreement. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in relying on or remaining from acting on any order or instrument reasonably and actually believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between Licensor and any Licensee. Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by Licensor or any Licensee of their respective obligations under this Agreement.

     13. Resignation and Discharge; Successor Escrow Agent.
         -------------------------------------------------

         (a) Escrow Agent may resign at any time, effective on such date specified in a written notice of resignation delivered to Licensor and each Licensee at least ninety (90) days prior to such effective date. Escrow Agent may be discharged at any time, with or without cause by written agreement of Licensor and a majority in number of Licensees, effective upon receipt of written notice of such discharge from Licensor. The resignation or discharge of Escrow Agent shall not affect the right of Escrow Agent to be paid for its services through the date of resignation or discharge.

         (b) In the event of the resignation or discharge of Escrow Agent, Licensor shall appoint a successor Escrow Agent (who shall be reasonably acceptable to a majority in number of Licensees), and such successor Escrow Agent shall assume the rights, powers and responsibilities of Escrow Agent hereunder upon its written agreement to act as Escrow Agent hereunder and to become a party hereto.

         (c) Escrow Agent's obligations hereunder shall terminate upon the effective date of its resignation or discharge, except that it shall continue to hold the Information in accordance with this Agreement until a successor Escrow Agent is appointed, at which time Escrow Agent shall deliver the Information to such successor Escrow Agent. If no successor Escrow Agent is appointed within thirty (30) days after the effective date of such resignation or discharge, Escrow Agent shall deliver the Information to the Arbitration Panel pursuant to
Section 15, shall give written notice of the same to Licensor and each Licensee and shall have no further responsibility with respect thereto.

     14. Indemnification. Licensor and each Licensee jointly and severally,
         ---------------
agree to defend, indeninily and hold Escrow Agent harmless against any loss, liability or expense, including attorney's fees, incurred by Escrow Agent as a result of any action taken or omitted in compliance with this Agreement in good faith and in the exercise of Escrow Agent's own good judgment or in reliance on advice of Escrow Agent's counsel or for any other cause unless a court of competent jurisdiction finds that Escrow Agent's conduct was (i) willful misconduct, (ii) fraudulent, (iii) grossly negligent, (iv) in bad faith or (v) in disregard of or contrary to the terms of this Agreement.

         15. Arbitration. Any dispute regarding the occurrence or non-occurrence
             -----------
of a Triggering Event shall be submitted to arbitration before a panel of arbitrators selected in accordance with the commercial rules of the American Arbitration Association (the "Arbitration Panel"). The Arbitration Panel shall hear evidence and arguments and shall limit its deliberations to a determination of which party would be more likely to prevail on the merits if the dispute were submitted to a plenary judicial or arbitration proceeding, it being understood that the applicable Licensee(s) shall bear the burden of proving by a preponderance of the evidence that a Triggering Event has occurred. The Arbitration Panel shall provide Escrow Agent with written Notice thereof. The arbitration shall bc conducted under the then current Federal Rules of Civil Procedure with respect to discovery, the then current Federal Rules of Evidence and the then current Commercial Rules of the American Arbitration Association; provided, however, any such rules conflict with the provisions of this Section 15, the provisions of this Section 15 shall control. If the Arbitration Panel determines that a Triggering Event has occurred with respect to a Licensee, Escrow Agent shall immediately release the Information to such Licensee, provided that if it is subsequently determined pursuant to a final adjudication of the dispute that a Triggering Event has not occurred, Licensee shall immediately cease use of the information, shall return the Information to Escrow Agent, and shall destroy all other copies of the Information, or any part thereof, in its possession. If the Arbitration Panel determines that a Triggering Event has not occurred Escrow Agent shall continue to hold the Information in accordance with this Agreement. The proceedings of the Arbitration Panel shall be held, and any determination of the Arbitration Panel shall be deemed to have been made, in Boston, Massachusetts. All questions of law shall be decided in accordance with the laws of the Commonwealth of Massachusetts and of the United States of America.

         16. Addition of Licensees. Licensor may, in its sole discretion and
             ---------------------
without obtaining the consent of Escrow Agent or any Licensee, add its customers as Licensees under this Agreement Licensor and each such customer so added shall execute a Counterpart Signature Page to this Agreement substantially in the form of Exhibit C attached hereto, which shall be promptly delivered to Escrow Agent. Escrow Agent shall acknowledge receipt of such Counterpart Signature Page by signing it and returning copies to Licensor and such Licensee, and such Licensee shall thereafter be deemed a "Licensee" for all purposes of this Agreement.

         17. Notices. All notices required or permitted hereunder shall be given
             -------
in writing and shall be deemed delivered upon (i) delivery by messenger or overnight courier service or (ii) three (3) days following the date of mailing by registered or certified mail, postage prepaid, addressed to Licensor or Escrow Agent at the applicable address Set forth in Exhibit A attached hereto and
                                             ---------
addressed to a Licensee at the address set forth on the applicable Counterpart Signature Page. Any party may change its address by ten (10) days' written notice given to the other party in the manner set forth in this Section 17.

         18. Governing Law.  This Agreement is made in and shall be construed in
             -------------
accordance with the laws of the Commonwealth of Massachusetts.

         19. No Waiver.  No delay or omission by any party in exercising any
             ---------
right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         20. Severability.  In the event that any provision of this Agreement
             ------------
shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         21. Successors and Assigns. Neither Licensor nor any Licensee may
             ----------------------
assign this Agreement without the written consent of the other, except that no such consent shall be required for an assignment in connection with the sale of all or substantially all of a party's business by merger, sale of stock, sale of assets or otherwise. Notwithstanding anything to the contrary in the foregoing, Licensee may not in any case assign this Agreement and its status as a Licensee to another party if the applicable License Agreement is not and/or cannot be assigned to the same said party. Escrow Agent may not assign this Agreement without the written consent of Licensor and a majority in number of Licensees. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their respective executors, administrators-, successors and assigns.

         22. Amendment.  This Agreement may be amended or modified only by a
             ---------
written instrument executed by Escrow Agent, Licensor and a majority in number of Licensees.

         23. Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but all of which together shall constitute but one agreement binding on the parties.

         24. Captions.  The captions of the sections of this Agreement are for
             --------
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         25. Bankruptcy Code. Peritus acknowledge that this Agreement is subject
             ---------------
to Section 365(n) of Title ii of the Bankruptcy Code. Peritus acknowledges that if Peritus as a debtor in Possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or any part thereof any Licensee may elect to retain its rights under the License Agreement as provided in Section 365(n) of the Bankruptcy Code provided that such Licensee complies with Section 365(n)(ii) of the Bankruptcy Code.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the day and year set forth above.


Peritus Software Services, Inc.          Data Securities International, Inc.

         [LICENSOR]                                       [ESCROW AGENT]

Signature:                               Signature:
          --------------------------               ---------------------------
By:                                      By:
   ---------------------------------        ----------------------------------
Title:                                   Title:
      ------------------------------           -------------------------------

                                                                       Exhibit A
                                                                       ---------

                           DESIGNATED REPRESENTATIVES
                           --------------------------

Notices to Licensor                                                     Invoices should be addressed
should be addressed to:                                                 to:

Licensor:               Peritus Software Services, Inc.                 Peritus Software Services, Inc.
Address:                304 Concord Road                                304 Concord Road
                        Billerica, MA 01821                             Billerica, MA 01821


Designated
Representative:         Julian Chan                                     John MacPhee

Telephone:              (508) 670-2500 Ext. 596                         (508) 670-2500 Ext. 268

                                                                        Invoice inquiries and payments
Deposits and notices to Escrow                                          to Escrow Agent should be
Agent should be addressed to:                                           addressed to:

Escrow Agent:                  Data Securities International, Inc.      Data Securities International, Inc.
Address:                       955 Chesapeake Drive                     9555 Chesapeake Drive
                               Suite 200                                Suite 200
                               San Diego, CA 92123                      San Diego, CA 92123
Designated
Representative:
                               ------------------------------------
Telephone                      (619) 694-1900

                                                                       Exhibit B
                                                                       ---------

                        DESCRIPTION OF DEPOSIT MATERIALS
                        --------------------------------

         Deposit Account Number:
                                 ---------------------------

         Account Name:
                       -------------------------------------------

         Exhibit B Number:
                           --------------------------

         Licensor, pursuant to a Source Code Escrow Agreement dated ________________, 19__ among Licensor, Licensee(s) and Escrow Agent (as defined therein), hereby deposits the below described materials into the above-referenced Deposit Account. The Deposit type is: (check space that applies)


      Initial                     Supplemental                  Replacement
----- Deposit               ----- Deposit                 ----- Deposit


         If Replacement then destroy Deposit _____ or return Deposit ______

         If no Deposit type has been checked, the materials will be deemed to be an Initial or Supplemental Deposit.


         DEPOSIT MATERIALS

         Name:_____________________________________ Version:________________
         Date:________________________________________ Compiler:________________
         Application:_______________________________________________________
         Utilities needed:______________________________________________
         Special operating instructions:_________________________________


Item Description             Media                               Quantity
----------------             -----                               --------


Licensor certifies that the above           Accepted:
described materials have been
delivered/sent to Escrow Agent

By:                                         By:
   ----------------------------------          --------------------------------

Name:                                       Name:
     --------------------------------            ------------------------------
Title:                                      Title:
      -------------------------------             -----------------------------
For:                                        For:
    ---------------------------------           -------------------------------
Date:                                       Date:
     --------------------------------            ------------------------------

                                                                       Exhibit C
                                                                       ---------

          COUNTERPART SIGNATURE PAGE TO SOURCE CODE ESCROW AGREEMENT
          ----------------------------------------------------------

         The undersigned hereby agrees to become a party to that certain Source Code Escrow Agreement dated November 15, 1996 (the "Agreement") among Licensor, Licensees and Escrow Agent (as such terms are defined therein). From and after the undersigned's execution and delivery and Licensor's acceptance of this Counterpart, the undersigned shall be deemed to be a "Licensee" for all purposes of the Agreement.


------------------------------------     Notices to Licensee should be addressed
Printed Name of Licensee                 to:

                                         Licensee:
------------------------------------              ----------------------------
Signature of Licensee                    Address:
                                                 -----------------------------
                                                 -----------------------------
                                                 -----------------------------
By:
   ----------------------------------    Designated
Title:                                   Representative:
      -------------------------------                   -----------------------
Date:                                    Telephone:
     --------------------------------              ----------------------------

                                         Invoices should be
                                         addressed to:

                                         --------------------------------------
                                         --------------------------------------
                                         --------------------------------------
                                         --------------------------------------

Agreed and Accepted:                     Acknowledged:

Licensor: Peritus Software               Escrow Agent: Data Securities
          Services, Inc.                 International, Inc.

By:                                      By:
   ----------------------------------       -----------------------------------
Title:                                   Title:
      -------------------------------          --------------------------------
Date:                                    Date:
     --------------------------------         ---------------------------------

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



               AMENDMENT TO THE LICENSE AND ALLIANCE AGREEMENT-
           AGREEMENT FOR THE PURCHASE OF A SPECIAL INVENTORY PACKAGE

Agreement made as of this 31 day of March, 1997 (the "Amendment"), by and between Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 304 Concord Road, Billerica, MA 01821-3485 ("Peritus"), and CSC Consulting, Inc. ("LICENSEE"), a Massachusetts corporation, having its principal place of business at University Office Park, 29 Sawyer Road, Waltham, Massachusetts 02154.

WHEREAS, Peritus and LICENSEE have previously executed an agreement so that LICENSEE can market and deliver Peritus' Automate:2000 service; and

WHEREAS, LICENSEE and Peritus desire to modify the aforementioned agreement.

NOW THEREFORE, in consideration of the following mutual promises contained herein, the Parties agree in good faith to the following obligations and duties:

Section 1 - Definitions and Incorporated Definition:

         1.1: The "SLA" herein shall refer to the agreements entitled "License and Alliance Agreement" and "Schedule No. 1," both dated May 1, 1996, and both signed by Peritus and LICENSEE. The "SLA" shall also be understood to include any agreement that succeeds or replaces the SLA referred to in the previous sentence.

         1.2: The terminology and definitions set forth in the SLA, if used in this Amendment shall have the same meaning and interpretation.

         1.3:     "Effective Date" herein shall be March 31, 1997.

         1.4: An "Inventory Package" herein shall refer to a set amount of LOC for which LICENSEE will pay the applicable royalty hereunder.

         1.5: "Inventory Package Royalty Fee" herein shall refer to the applicable royalty fee for an Inventory Package. The Inventory Package Royalty Fee is non-refundable, regardless of whether LICENSEE provides the

                  Automate:2000(sm) service for the number of LOC for which the Inventory Package applies.

         1.6: "Product Technical Support" herein shall refer to the technical support provided according to Attachment A to
                                                          ---------------
                  Schedule No. 1 of the SLA.
                  -------------------------

Section 2 - Term:

         2.1:     Notwithstanding Section 7.2 of the SLA, in addition to the
                                  ----------------------
                  other terms of the SLA under which the SLA may be extended, the SLA and this Amendment may and shall be further extended to the extent necessary for LICENSEE to deplete the Inventory
                  Package referred to in Section 3.1 of this Amendment, or until
                                         -----------------------------
                  April 30, 2000, provided however that any such extension that results only pursuant to this Section 2.1 shall only be used
                                                -----------
                  for the purpose of depleting the aforementioned Inventory
                  Package.

Section 3 - Inventory Package, Royalty Fees, PTA Fees and Payment Terms:

         3.1: Pursuant to this Amendment, LICENSEE hereby purchases an Inventory Package that entitles LICENSEE to provide the Automate:2000(sm) service for fifty million LOC (50,000,000
                  LOC), in consideration of which LICENSEE shall pay to Peritus the applicable Inventory Package Royalty Fee in the amount of two million, five hundred thousand dollars ($2,500,000 U.S.), which is due as of the Effective Date and shall be paid according to the schedule as set forth in Section 3.3 of this
                                                            -------------------
                  Amendment.
                  ---------

         3.2: The Inventory Package Royalty Fee shall be paid to Peritus in twelve equal installments, each installment being due on the last day of each calendar month, beginning with the first installment being due as of March 31, 1997. Payment to Peritus of an installment due to Peritus must be made within 30 days of receipt of the applicable invoice, such invoice to be considered valid as of the latter of the date of receipt of the invoice or the date on which the applicable installment is due.

Section 4 - General Provisions:

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



         4.1: Except as expressly set forth above, the SLA remains in force and effect to the same extent to which it was in force and effect prior to the Effective Date of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


CSC Consulting, Inc.                      Peritus Software Services, Inc.

            (LICENSEE)

By: /s/ Tom McAndrew                      By: /s/ Allen K. Deary
   ----------------------------------        ---------------------------------
Name:                                     Name:
     --------------------------------          -------------------------------
Title:                                    Title:
      -------------------------------           ------------------------------

               AMENDMENT TO THE LICENSE AND ALLIANCE AGREEMENT -
           AGREEMENT FOR THE PURCHASE OF A SPECIAL INVENTORY PACKAGE


Agreement made as of this 25th day of June, 1997 by and between Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 304 Concord Road, Billerica, MA 01821-3485 ("Peritus"), and CSC Consulting, Inc. ("LICENSEE"), a Massachusetts Corporation, having its principal place of business at University Office Park, 29 Sawyer Road, Waltham, Massachusetts 02154.

WHEREAS, Peritus and LICENSEE have previously executed an Agreement for the Purchase of a Special Inventory Package dated March 11, 1997.

WHEREAS, LICENSEE and Peritus desire to modify the aforementioned agreement.

NOW THEREFORE, in consideration of the following mutual promises contained herein, the parties agree in good faith to the following obligations and duties:


SECTION 3.1 is replaced in its entirety with the following:
Pursuant to this amendment, LICENSEE hereby purchases an Inventory Package that entitles LICENSEE to provide the Automate:2000 service for fifty seven million five hundred thousand LOC (57,500,000 LOC), in consideration of which LICENSEE shall pay to Peritus the applicable Inventory Package Royalty Fee in the amount of two million five hundred thousand dollars ($2,500,000 U.S.), which is due as of the Effective Date and shall be paid according to the schedule as set forth in section 3.2 of this agreement.


SECTION 3.2 is replaced in its entirety with the following:
The Inventory Package Royalty Fee shall be paid to Peritus as follows: the first installment of $208,333 being due on Mach 31, 1997 the second installment of $208,333 due April 31, 1997, the third installment of $208,333 due May 31, 1997, and the final installment of $1,875,001 due June 30, 1997. Payment to Peritus of an installment due to Peritus, must be made within 60 days of the applicable installment date.


CSC CONSULTING, INC. (LICENSEE)    PERITUS SOFTWARE SERVICES, INC.

By: /s/ James Saviano              By: /s/ Robert D. Savoia
   _______________________            ______________________

Name: James Saviano                Name: Robert D. Savoia
      ____________________              ____________________

Title: President                   Title: Vice President
      ____________________                __________________

Date: June 25, 1997                Date: June 24, 1997
      ____________________               ___________________